UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2016

Chicago Rivet & Machine Co.
(Exact Name of Registrant as Specified in Charter)

Illinois
(State or Other Jurisdiction of Incorporation)

000-01227	36-0904920
(Commission File Number)	(IRS Employer Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 10, 2016.  At the meeting, (1) the seven nominees named in the Company’s proxy statement dated March 24, 2016 were elected to serve for a term ending at the Annual Meeting in 2017, (2) the advisory vote on executive compensation was approved and (3) the selection of Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for 2016 was ratified.

The voting results for each proposal are set forth below:

Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes

Michael J. Bourg	660,096	24,050	243,194
Edward L. Chott	599,085	70,787	243,194
Kent H. Cooney	662,888	23,038	243,194
William T. Divane, Jr.	664,560	21,946	243,194
John A. Morrissey	661,083	23,670	243,194
Walter W. Morrissey	661,562	23,370	243,194
John L. Showel	663,749	22,411	243,194

Approval, by non-binding vote, of the Company’s executive compensation as described in the Company’s 2016 proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes

647,898	11,469	6,553	243,194

Ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes

880,545	17,577	10,992	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

/s/ Michael J. Bourg
Date: May 11, 2016	Michael J. Bourg
President and Treasurer